Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of December 17, 2010, by and among FOSSIL, INC., a Delaware corporation (the “Pledgor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacities as administrative agent for the Lenders and as collateral agent for the Secured Parties (the “Administrative Agent”) in connection with the Credit Agreement.

R E C I T A L S:

A. As of the date hereof, the Pledgor owns all of the issued and outstanding Capital Stock of each of the Material First-Tier Foreign Subsidiaries identified on Exhibit A attached hereto (each a “Pledged Subsidiary” and, collectively, the “Pledged Subsidiaries”).

B. The Pledgor, certain Subsidiaries of the Pledgor, the financial institutions party thereto from time to time as the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of December 17, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein have the meanings therefor specified in the Credit Agreement.

C. Pursuant to the terms of the Credit Agreement, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make Loans and issue Letters of Credit under the Credit Agreement, the Administrative Agent and the Lenders have required that the Pledgor pledge and grant a security interest in the Collateral (as defined below), whether now owned or hereafter acquired, to the Administrative Agent pursuant to this Agreement as security for the payment and performance of the Obligations.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

1. Ownership of Capital Stock. The Pledgor hereby represents and warrants that the Pledgor is the legal and beneficial owner of, and has good title to, all of the Capital Stock (including capital stock, units, shares, partnership interests, membership interests, equity interests, rights, securities or other equivalent evidences of ownership, however so designated) of each of the Pledged Securities identified on Exhibit A attached hereto and incorporated herein by reference, together with and including the following (which are in addition to the Capital Stock identified on Exhibit A attached hereto): (a) all certificates or other instruments (if any) representing such Capital Stock (or any portion thereof) and any interest of the Pledgor in the entries on the books of any securities intermediary pertaining to such Capital Stock, and all dividends, cash, warrants, rights, instruments and other property or proceeds received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Capital Stock; and (b) all new shares, securities or other evidences of ownership created in respect of such Capital Stock, whether by stock split, stock dividend, merger, consolidation or otherwise, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire Capital Stock of any Pledged Subsidiary of such Capital Stock from time to time acquired by the Pledgor in any manner (which shares, securities or other evidences of ownership shall be deemed to be part of such Capital Stock), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of the Pledgor in the entries on the books of any securities intermediary pertaining to such additional Capital Stock, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights (collectively, the “Capital Stock and Related Rights”), in each case free and clear of all assessments, charges, liens, claims, options, pledges, security interests and other encumbrances other than the Liens in favor of the Administrative Agent as security for the Obligations created pursuant to this Agreement and the other Loan Documents. The Pledgor represents and warrants that, as of the date hereof, the Capital Stock of each Pledged Subsidiary owned by the Pledgor constitutes the percentage of the total issued and outstanding Capital Stock of such Pledged Subsidiary specified on Exhibit A attached hereto. The Pledgor covenants and agrees that, promptly (and in any event within five (5) Business Days) after the Pledgor acquires any Capital Stock issued by any Pledged Subsidiary which is not identified on Exhibit A attached hereto, the Pledgor will notify the Administrative Agent in writing of such Capital Stock so acquired and provide the additional information relating to such Capital Stock of the type reflected on Exhibit A. The Pledgor covenants and agrees that, as of the date of its acquisition thereof, with respect to any Capital Stock hereafter acquired by the Pledgor, the Pledgor will be the legal and beneficial owner of, and will have good title to, such Capital Stock (including capital stock, units, shares, partnership interests, membership interests, equity interests, rights, securities or other equivalent evidences of ownership, however so designated).

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2. Grant of Security Interest; Delivery and Pledge of Capital Stock.

(a) As security for the payment and performance of all of the Obligations and subject to the proviso below, the Pledgor hereby grants to the Administrative Agent a continuing security interest in, lien on, pledge and collateral assignment of, and right of setoff against all of the Pledgor’s right, title and interest in and to any and all of the following property and assets, whether now owned or existing or hereafter acquired or arising, regardless of where located (collectively, the “Collateral”):

(i) all Capital Stock and Related Rights, including without limitation, (A) all Capital Stock identified on Exhibit A attached hereto and (B) all additional Capital Stock issued by any Pledged Subsidiary which is from time to time acquired by the Pledgor in any manner;

(ii) all voting and other rights relating to any of the foregoing referred to in clause (i) preceding; and

(iii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing referred to in clause (i) or (ii) preceding;

provided, however, that notwithstanding anything to the contrary contained herein, the “Collateral” shall not include voting Capital Stock of any Pledged Subsidiary which is in excess of 65% of the total combined voting power of all Capital Stock issued by such Pledged Subsidiary, provided, further, however, that the “Collateral” shall include all proceeds, products, substitutions or replacements of the Capital Stock of the Pledged Subsidiaries which is excluded from the “Collateral”.

(b) The Pledgor shall deliver to the Administrative Agent any and all certificates, if applicable, and other instruments at any time constituting or evidencing the Collateral or any portion thereof, which shall be delivered at the time of execution of this Agreement if currently existing or shall be accepted by the Pledgor as agent for the Administrative Agent and held in trust for and on behalf of the Administrative Agent in the form received and delivered within five (5) Business Days after when hereafter received, acquired or created. All (if any) such certificates or other instruments shall be delivered by the Pledgor to the Administrative Agent with corresponding stock powers or other appropriate instruments of transfer, duly endorsed in blank or to the order of the Administrative Agent in such manner as the Administrative Agent may specify, with such stock powers or instruments to be exercised or otherwise disposed of by the Administrative Agent in accordance with Section 5 below.

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3. Voting and Ownership of Shares. So long as no Event of Default has occurred and is continuing under the Credit Agreement, the Pledgor shall be entitled to: (a) vote the Collateral; and (b) receive all dividends and distributions paid on or with respect to the Collateral in cash (but only such dividends and distributions paid in cash), provided that all dividends, distributions, income or proceeds of the Collateral (other than those paid in cash prior to the occurrence and continuance of an Event of Default and permitted to be so paid in cash in accordance with the Credit Agreement) shall be, promptly after receipt thereof by the Pledgor, delivered to the Administrative Agent and held as security in accordance with this Agreement and, until so delivered to the Administrative Agent, shall be held in trust by the Pledgor for and on behalf of the Administrative Agent; and in all events the Pledgor shall comply with all applicable terms and provisions of the Credit Agreement and the other Loan Documents to which the Pledgor is a party. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall, upon five (5) Business Days’ written notice to the Pledgor, be entitled to exercise (but without any obligation to do so) all voting rights and privileges whatsoever with respect to the Collateral until the Full Payment of the Obligations, including, without limitation, voting the Collateral to remove the directors, officers and/or individuals performing similar functions of the Pledged Subsidiaries or any of them, and to elect new directors, officers and/or individuals performing similar functions who shall thereafter manage the affairs of the Pledged Subsidiaries, operate their respective properties and carry on their respective businesses and otherwise take any action with respect thereto as they shall deem necessary or appropriate. The Pledgor hereby grants to the Administrative Agent an irrevocable voting proxy for the Administrative Agent or, at the Administrative Agent’s option, any nominee of the Administrative Agent as the Administrative Agent may designate to exercise such voting rights and privileges, upon the occurrence and during the continuance of any Default. Promptly upon the written request of the Administrative Agent and after the occurrence and during the continuance of an Event of Default, the Pledgor agrees that the Pledgor shall promptly deliver to the Administrative Agent all proxies and other agreements, documents and instruments necessary or appropriate to permit or facilitate the Administrative Agent’s voting rights and privileges referred to in this Section 3.

4. Maintenance of Priority of Pledge, etc.

(a) The Pledgor shall be liable for, and shall from time to time pay and discharge, all taxes, assessments and governmental charges imposed upon the Collateral by any federal, state, foreign or local Governmental Authority.

(b) The Pledgor shall execute and deliver such further agreements, documents and instruments, and take such further actions, as may be reasonably required or deemed advisable by the Administrative Agent to confirm the rights of the Administrative Agent from time to time in and to the Collateral or otherwise to effectuate the intention of this Agreement and the perfection and priority of the security interests created hereby. Without limiting the generality of the foregoing, the Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any jurisdiction any financing statements and amendments thereto that: (i) indicate the Collateral; and (ii) contain any other information required by Article 9 of the UCC of the State of Delaware or any other applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including, if applicable, whether the Pledgor is an organization, the type of organization, any organization identification number issued to the Pledgor and any employer or taxpayer identification number issued to the Pledgor. The Pledgor agrees to furnish any such information to the Administrative Agent promptly upon request. The Pledgor also ratifies the Pledgor’s authorization for the Administrative Agent to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(c) The Pledgor will not create, permit or suffer to exist, and the Pledgor will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral (other than the Liens in favor of the Administrative Agent as security for the Obligations created pursuant to this Agreement and the other Loan Documents). The Pledgor will defend the right, title and interest of the Administrative Agent in and to any of the Pledgor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

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(d) The Pledgor will advise the Administrative Agent promptly upon the Pledgor obtaining knowledge thereof, in reasonable detail, of any Lien or claim made or asserted against any of the Collateral (other than the Liens in favor of the Administrative Agent as security for the Obligations created pursuant to this Agreement or the other Loan Documents).

5. Remedies Upon Event of Default.

(a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the following rights and remedies in addition to all other rights and remedies provided under the Credit Agreement and the other Loan Documents to which the Pledgor is a party or by Applicable Law or at equity, all of which shall be cumulative and may be exercised from time to time, either successively or concurrently (provided, however, that the Administrative Agent shall not be obligated to the Pledgor or any Pledged Subsidiary or any other Credit Party to exercise any right or remedy, and the exercise of any right or remedy shall be without prejudice to the rights of the Administrative Agent, the Lenders and the other Secured Parties to claim any deficiency):

(i) To declare the Pledgor immediately in default under this Agreement and, in accordance with Applicable Law, to sell the Collateral or any portion thereof, from time to time upon ten (10) days’ prior written notice to the Pledgor of the time and place of sale (which notice the Pledgor hereby agrees is commercially reasonable), for cash or upon credit or for future delivery (the Pledgor hereby waives all rights, if any, of marshaling the Collateral and any other security for the payment of the sums owed by the Pledgor to the Administrative Agent, the Lenders and/or the other Secured Parties) and at the option and in the complete discretion of the Administrative Agent, either: (A) at a public sale or sales, including a sale at any broker’s board or exchange; or (B) at a private sale or sales. The Administrative Agent, any Lender or any other Secured Party may bid for and acquire the Collateral or any portion thereof at any public sale, free from any redemption rights of the Pledgor and, in lieu of paying cash therefor, may make settlement for the selling price of the Collateral or any part thereof by crediting the net selling price of the Collateral against the Obligations in the manner approved by the Administrative Agent, after deducting all of the Administrative Agent’s reasonable costs and expenses of every kind and nature therefrom, including the Administrative Agent’s reasonable attorneys’ fees incurred in connection with realizing upon the Collateral and enforcing the Credit Agreement and the other Loan Documents. From time to time the Administrative Agent may, but shall not be obligated to, postpone the time of any proposed sale of any of the Collateral which has been the subject of a notice as provided above, and also, upon such notice to the Pledgor as may be required by Applicable Law, if any, may change the time and place of such sale.

(ii) To cause any or all of the Collateral to be transferred into the name of the Administrative Agent or the name or names of the Administrative Agent’s nominee or nominees.

(iii) To exercise any and all rights and remedies of the Pledgor under or in respect of the Collateral, including without limitation, any and all rights of the Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and other rights, privileges or powers in respect of the Collateral.

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(iv) To exchange certificated or uncertificated securities that represent the Collateral for one or more securities of larger or smaller denominations.

(v) To exercise all rights of a secured party under the UCC and all other Applicable Laws.

(b) In the case of any permitted sale by the Administrative Agent of the Collateral or any portion thereof (i.e., a sale permitted by this Agreement or any other Loan Document or Applicable Law) on credit or for future delivery, which may be elected at the option and in the complete discretion of the Administrative Agent, the Collateral so sold may, at the Administrative Agent’s option, either be delivered to the purchaser with proper security retained therefor reasonably satisfactory to the Administrative Agent or retained by the Administrative Agent until the selling price is paid by the purchaser, but in either event the Administrative Agent shall not incur liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, such Collateral may again be sold by the Administrative Agent in the manner provided for in this Agreement.

(c) After deducting all of its costs and expenses of every kind, including without limitation, reasonable legal fees and registration fees and expenses, if any, in connection with the permitted sale of the Collateral (i.e., a sale permitted by this Agreement or any other Loan Document or Applicable Law), the Administrative Agent shall apply the remainder of the proceeds of any sale or sales of the Collateral to the Obligations in the order or priority specified in the Credit Agreement. The Administrative Agent shall not incur any liability by virtue of the fact that a sale of the Collateral occurs at any private sale or sales, and the Pledgor hereby waives any claim arising by reason of the fact that the price or prices for which the Collateral or any portion thereof is sold at such private sale or sales is less than the price that would have been obtained at a public sale or sales or is less than the amounts due under the Credit Agreement and the other Loan Documents, even if the Administrative Agent accepts the first offer received and does not offer the Collateral or any portion thereof to more than one offeree.

(d) The Pledgor hereby acknowledges and confirms that the Administrative Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, applicable state securities laws or other Applicable Law and may be compelled to resort to one or more private sales thereof to a restricted group of sophisticated purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. The Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and the Administrative Agent shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. The Administrative Agent shall not be under any obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, under applicable state securities laws or under any other Applicable Law.

6. No Waiver. The undertakings of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any exercise or non-exercise, or any waiver by the Administrative Agent, of any right, remedy, power or privilege under the Credit Agreement or the other Loan Documents; (b) any amendment to or modification of the Credit Agreement or the other Loan Documents; or (c) the release or discharge or termination of any security or guaranty for any of the Obligations, whether or not the Pledgor shall have notice or knowledge of any of the foregoing. The Administrative Agent’s prior recourse to any part or all of the Collateral under the Credit Agreement or the other Loan Documents shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations. No act, failure or delay by the Administrative Agent shall constitute a waiver by the Administrative Agent of any of its rights and remedies hereunder or otherwise. No single or partial waiver by the Administrative Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor waives presentment, notice of dishonor and protest, notice of intent to accelerate and notice of acceleration of all instruments, documents and agreements included in or evidencing any of the Obligations, and any and all other notices and demands whatsoever (except as may be expressly required under the Credit Agreement or the other Loan Documents).

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7. Power of Attorney. With respect to the Collateral, the Pledgor hereby irrevocably makes, constitutes and appoints the Administrative Agent and the Administrative Agent’s executive officers, and each of them, with full power of substitution, as the Pledgor’s true and lawful attorney-in-fact, each with full power and authority from time to time in the Pledgor’s name, place and stead to (without any notice to or consent from the Pledgor), in addition to and without in any way limiting any right, power or authority of the Administrative Agent to do so under Applicable Law: (a) prepare and execute on behalf of the Pledgor any financing statement or other evidence of a security interest contemplated by this Agreement or any modification, refilling, continuation or extension thereof; and (b) exercise any right or remedy, or take any other action contemplated by this Agreement, upon the occurrence and during the continuance of an Event of Default. This power of attorney is hereby declared to be absolute and irrevocable, with full power of substitution and coupled with an interest, and shall continue in full force and effect until the Full Payment of all of the Obligations. This power of attorney shall extend to and be binding upon each of the Pledgor’s successors, assigns and legal representatives. A facsimile signature or other electronically transmitted signature shall be effective if so affixed.

8. Application of Proceeds. At all times during which an Event of Default exists, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be delivered to the Administrative Agent for application against the Obligations and/or as cash collateral, as specified in the Credit Agreement.

9. Modification of Governing Documents of Pledged Subsidiaries. The Pledgor shall not agree to, or otherwise permit, any amendment to or modification of any of the terms of any organizational, charter or other governing documents pursuant to which a Pledged Subsidiary was created or organized, in each case without the prior written consent of the Administrative Agent.

10. Further Assurances. The Pledgor will, and will cause the Pledged Subsidiaries and the appropriate officers and/or governing bodies of the Pledged Subsidiaries to, execute and deliver such further agreements, documents and instruments (including, without limitation, Foreign Subsidiary Pledge Agreements), and provide and/or obtain such consents or approvals, as are reasonably necessary or appropriate to ensure that the Administrative Agent receives and maintains a valid and enforceable security interest in, and the ability to exercise remedies to achieve the practical realization of the benefits of, the Collateral under the laws of the foreign jurisdiction in which each Pledged Subsidiary is organized, in each case on or before January 31, 2011.

11. Miscellaneous.

(a) Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors, or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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(b) Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents, which taken together set forth the complete understanding and agreement of the Administrative Agent and the Pledgor with respect to the matters referred to herein and therein.

(d) No Waiver; Cumulative Remedies. The Administrative Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Administrative Agent and then only to the extent therein set forth. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have had on any future occasion. Neither any failure to exercise nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Administrative Agent and the Pledgor.

(e) Limitation by Applicable Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any provision of Applicable Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Applicable Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid or unenforceable, in whole or in part, under the provisions of any Applicable Law.

(f) Termination of this Agreement. Subject to the Credit Agreement and Section 15(a) hereof, this Agreement shall terminate upon the Full Payment of all Obligations.

(g) Successors and Assigns. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the Pledgor and the Pledgor’ successors and assigns (including any debtor-in-possession on behalf of the Pledgor) and shall, together with the rights and remedies of the Administrative Agent hereunder, inure to the benefit of the Administrative Agent, all present and future holders of any of the Obligations and their respective successors and permitted assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations, or any portion thereof or interest therein, shall in any manner affect the Lien granted to the Administrative Agent hereunder. The Pledgor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

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(h) Counterparts. This Agreement be executed in counterparts, each of which taken together shall constitute one instrument. This Agreement may be executed and delivered by facsimile or electronic transmission, which shall have the same force and effect as manually signed originals. The Administrative Agent may require confirmation by a manually-signed original, but failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic signature.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER LAW (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(j) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT OR THE PLEDGOR ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

(k) Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(l) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(m) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed the Credit Agreement and this Agreement with its counsel.

(n) Benefit of the Administrative Agent. All Liens granted or contemplated hereby shall be for the benefit of the Administrative Agent, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

(o) Time of Essence. Time shall be of the essence in the performance of the obligations of the Pledgor hereunder.

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(p) Authorization, etc. The execution, delivery and performance by the Pledgor of this Agreement and the consummation by the Pledgor of the transactions contemplated hereby are within the powers of the Pledgor, and have been duly authorized by all necessary action on the part of the Pledgor. This Agreement has been duly and validly executed and delivered by the Pledgor, and constitutes the legal, valid and binding agreement of the Pledgor enforceable against the Pledgor in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(q) Definition of “Full Payment”. “Full Payment” means, with respect to the Guaranteed Obligations and subject to the proviso below, (a) the full and indefeasible cash payment of the Guaranteed Obligations in the applicable currency required, including, without limitation and as applicable, principal and interest, fees and other charges accruing during any Insolvency Proceeding (whether or not allowed in such proceeding), (b) if such Guaranteed Obligations are L/C Obligations or inchoate or contingent in nature, cash collateralization thereof (or delivery of a standby letter of credit acceptable to the Administrative Agent, in its discretion, in the amount of the required cash collateral) in a manner and pursuant to agreements reasonably acceptable to the Administrative Agent, and (c) if and to the extent required by the Administrative Agent, a release of all actual or contingent claims against the Administrative Agent, the Lenders and/or the other Secured Parties for any matters arising on or before the payment date in a manner and pursuant to agreements reasonably acceptable to the Administrative Agent; provided, however, that “Full Payment” of the Guaranteed Obligations shall not be deemed to have occurred unless and until each of the Revolving Credit Commitment, the L/C Commitment and the Swingline Commitment has terminated or expired.

(r) Foreign Subsidiary Pledge Agreements. In addition to this Agreement, it is contemplated that the Pledgor will execute and deliver the Foreign Subsidiary Pledge Agreements to the Administrative Agent as further security for the Obligations. The Pledgor hereby expressly acknowledges and agrees that the Administrative Agent may enforce each term or provision of, and may exercise each right or remedy provided by, this Agreement and/or any Foreign Subsidiary Pledge Agreement, in each case in its sole discretion and whether or not any such terms or provisions or rights or remedies are similar or dissimilar to, or in conflict with, one another.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer(s) as of the day and year first above written.

THE PLEDGOR:

FOSSIL, INC.

By:	/s/ Mike L. Kovar
Name:	Mike L. Kovar
Title:	Executive Vice President and Chief Financial Officer

THE PLEDGED SUBSIDIARIES:

FOSSIL EUROPE B.V.

By:	/s/ Hans-Peter_Gehmacher
Name:	Hans-Peter Gehmacher
Title:	Director

SWISS TECHNOLOGY HOLDING GMBH

By:	/s/ Hans-Peter_Gehmacher
Name:	Hans-Peter Gehmacher
Title:	Director

By:	/s/ Martin Frey
Name:	Martin Frey
Title:	Director

PLEDGE AGREEMENT, Signature Page

THE ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Thomas J. Krueger
Name:	Thomas J. Krueger
Title:	Senior Vice President

PLEDGE AGREEMENT, Signature Page

EXHIBIT A

CAPITAL STOCK

Owner	Pledged Subsidiary	Class of Capital Stock	No. of Shares, Interests or Units Issued and Outstanding	No. of Shares, Interests or Units Pledged hereunder	Percentage of Total Issued and Outstanding Shares, Interests or Units Pledged hereunder

Fossil, Inc.	Fossil Europe B.V.	Common Equity	32,355	21,031 Capital Shares numbered 1 through and including 21,031, each of a nominal value of NL6100	65%

Fossil, Inc.	Swiss Technology Holding GmbH	Common Equity	Capital Shares of par value CHF 120’000	Capital Share (Stammanteil) no. 1, par value CHF 78’000	65%

PLEDGE AGREEMENT, Exhibit A